As filed with the Securities and Exchange Commission on May 21, 2003

Registration No. 333-87768

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUINTON CARDIOLOGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3300396 (I.R.S. Employer Identification No.)

3303 Monte Villa Parkway
Bothell, Washington 98021
(425) 402-2000
(Address, including zip code, and telephone number, including area code of principal executive offices)

Quinton Cardiology Systems, Inc. 1998 Amended And Restated Equity Incentive Plan
Quinton Cardiology Systems, Inc. Amended and Restated 2002 Stock Incentive Plan
Quinton Cardiology Systems, Inc. Amended and Restated 2002 Employee
Stock Purchase Plan
(Full title of the plans)

Michael K. Matysik
Senior Vice President and Chief Financial Officer
Quinton Cardiology Systems, Inc.
3303 Monte Villa Parkway
Bothell, Washington 98021
(425) 402-2000
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Eric DeJong
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101-3099
(206) 583-8888

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to Be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered	Share	Price	Registration Fee

Common Stock, par value $0.001 per share	N/A*	N/A*	N/A*	N/A*

*No additional shares are to be registered, and registration fees were paid upon filing of the original Registration Statement (File No. 333-87768). This Post-Effective Amendment is being filed by Quinton Cardiology Systems, Inc., a Delaware corporation, as successor to Quinton Cardiology Systems, Inc., a California corporation, pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
Item 4. DESCRIPTION OF SECURITIES
Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
Item 6. DIRECTOR AND OFFICER INDEMNIFICATION AND LIMITATIONS ON LIABILITY
Item 7. EXEMPTION FROM REGISTRATION CLAIMED
Item 8. EXHIBITS
Item 9. UNDERTAKINGS
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 99.2
EXHIBIT 99.3

EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 (“Amendment”) to that the certain Registration Statement on Form S-8 (File No. 333-87768) (the “Registration Statement”) is filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Quinton Cardiology Systems, Inc., a Delaware corporation (“Quinton Delaware”), as successor to Quinton Cardiology Systems, Inc., a California corporation (“Quinton California”), following Quinton California’s statutory merger with and into Quinton Delaware for the purpose of changing Quinton California’s state of incorporation from California to Delaware (the “Merger”). Prior to the Merger, Quinton Delaware had no assets or liabilities other than nominal assets and liabilities. In connection with the Merger, by operation of law, Quinton Delaware succeeded to all of the assets and liabilities of Quinton California and each outstanding share of common stock, no par value per share, of Quinton California was converted into one (1) share of common stock, $0.001 par value per share, of Quinton Delaware. The Merger was approved by the shareholders of Quinton California at an annual meeting of shareholders held on May 16, 2003 for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     Pursuant to Rule 12g-3(a) under the Exchange Act, the common stock of Quinton Delaware is deemed to be registered under Section 12(g) of the Exchange Act.

     Quinton Delaware hereby expressly adopts the Registration Statement, as modified by this Amendment, as its own Registration Statement for all purposes of the Securities Act and the Exchange Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

     (a)  The Registrant’s annual report on Form 10-K for the year ended December 31, 2002;

     (b)  The Registrant’s quarterly report on Form 10-Q for the period ended March 31, 2003;

     (c)  The Registrant’s current report on Form 8-K filed on January 17, 2003 and Form 8-K/A filed on March 18, 2003; and

     (d)  The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed on April 25, 2002, under Section 12(g) of the Exchange Act, as amended by the Registrant’s current report on Form 8-K dated May 21, 2003 and including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4. DESCRIPTION OF SECURITIES

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

Item 6. DIRECTOR AND OFFICER INDEMNIFICATION AND LIMITATIONS ON LIABILITY

     As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (4) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     As permitted by the Delaware General Corporation Law, the Registrant’s bylaws provide that (1) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions, (2) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law and (3) the rights conferred in the bylaws are not exclusive.

     The Registrant has entered into indemnification agreements with its directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in its bylaws and to provide additional procedural protections.

     The indemnification provisions in the Registrant’s bylaws and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act. The Registrant has also obtained directors’ and officers’ liability insurance.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8. EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

23.1	Consent of KPMG LLP

23.2	Notice Regarding Lack of Consent of Arthur Andersen LLP

23.3	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

Exhibit
Number	Description

24.1	Power of Attorney (see signature page)

99.1	Quinton Cardiology Systems, Inc. 1998 Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (No. 333-83272) filed on February 22, 2002)

99.2	Quinton Cardiology Systems, Inc. Amended and Restated 2002 Stock Incentive Plan

99.3	Quinton Cardiology Systems, Inc. Amended and Restated 2002 Employee Stock Purchase Plan

Item 9. UNDERTAKINGS

A.     The undersigned Registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered that which remain unsold at the termination of the offering.

B.     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 21st day of May, 2003.

QUINTON CARDIOLOGY SYSTEMS, INC.

By:
/s/ MICHAEL K. MATYSIK
Michael K. Matysik Its Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

     Each person whose individual signature appears below authorizes John R. Hinson and Michael K. Matysik, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to the Registration Statement and this Post-Effective Amendment No. 1 to the Registration Statement.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on the 21st day of May, 2003.

Signature	Title

/s/ RUEDIGER NAUMANN-ETIENNE Ruediger Naumann-Etienne	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ MICHAEL K. MATYSIK Michael K. Matysik	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ JOHN R. HINSON John R. Hinson	President, Chief Operating Officer and Director

/s/ W. ROBERT BERG W. Robert Berg	Director

/s/ JUE HSIEN CHERN Jue Hsien Chern	Director

/s/ HARVEY N. GILLIS Harvey N. Gillis	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

23.1	Consent of KPMG LLP

23.2	Notice Regarding Lack of Consent of Arthur Andersen LLP

23.3	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (see signature page)

99.1	Quinton Cardiology Systems, Inc. 1998 Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (No. 333-83272) filed on February 22, 2002)

99.2	Quinton Cardiology Systems, Inc. Amended and Restated 2002 Stock Incentive Plan

99.3	Quinton Cardiology Systems, Inc. Amended and Restated 2002 Employee Stock Purchase Plan